UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, Sonus Networks, Inc. (the “Company”) adopted a Senior Management Cash Incentive Plan (the “Plan”) to provide incentives for certain management employees of the Company to achieve a sustained, high level of financial and other measures of success for the Company. Those eligible to participate in the Plan are employees designated “director level” and above, and include the Company’s Chief Executive Officer, Interim Chief Financial Officer and all other executive officers.

Pursuant to the terms of the Plan, the Compensation Committee or its delegate (the “Administrator”) serves as the administrator of the Plan. The Plan provides for annual cash bonuses linked to the achievement of a combination of certain corporate financial goals and individual personal goals. These corporate and personal goals will be set at the beginning of each year by the Administrator based on one or more performance measures (including financial, operational and stock based measures) described in the Plan.

The foregoing description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           The Sonus Networks, Inc. Senior Management Cash Incentive Plan, effective as of February 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2010	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

Exhibit Index

10.1                           The Sonus Networks, Inc. Senior Management Cash Incentive Plan, effective as of February 23, 2010.